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File Pursuant to Rule 424(b)(2)
Registration No. 333-97199

Prospectus Supplement

(To Prospectus dated August 6, 2002)

The New York Times Company

$300,000,000

Medium-Term Notes, Series B

Due More Than 9 Months from Date of Issue

The following terms may apply to the notes. The final terms of each note will be specified in a pricing supplement. For more information, see "Description of Notes."

  •
  Mature more than 9 months from the date of issue
  •
  May be subject to redemption at our option or repurchase at the option of the holder
  •
  Fixed or floating interest rate. The floating interest rate formula may be based on:
  •
  CD rate
  •
  CMT rate
  •
  Commercial paper rate
  •
  Federal funds rate
  •
  LIBOR
  •
  Prime rate
  •
  Treasury rate
  •
  Another rate set forth in a pricing supplement
  •
  Fixed rate notes may bear no interest when issued at a discount from the principal amount due at maturity
  •
  Certificated or book-entry form
  •
  Interest paid on fixed rate notes and floating rate notes will be paid on the dates specified in the pricing supplement
  •
  Minimum denomination of $1,000 and integral multiples of $1,000

Investing in the notes involves risks. See "Risk Factors" beginning on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

	Price to Public	Agents' Commission	Proceeds to Us

Per note	100%	.125% – .750%	99.875% – 99.250%

Total	$300,000,000	$375,000 – $2,250,000	$299,625,000 – $297,750,000

We are offering the notes on a continuous basis through or to the agents listed below acting as agent or principal. The agents have agreed to use their reasonable efforts to solicit offers to purchase the notes.

JPMorgan

                  Banc of America Securities LLC

  Banc One Capital Markets, Inc.

September 17, 2002

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the agents are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus supplement to "we," "us" or "our" are to The New York Times Company.

Prospectus Supplement

Description of Notes
Tax Considerations
Plan of Distribution
Validity of Notes
Prospectus
The New York Times Company
Risk Factors
Where You Can Find More Information
Use of Proceeds
Consolidated Ratio of Earning to Fixed Charges
Description of Debt Securities
Plan of Distribution
Legal Matters
Experts

DESCRIPTION OF NOTES

The following description of the terms of the Medium-Term Notes, Series B, Due More Than 9 Months from Date of Issue (referred to in this prospectus supplement as the notes) supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities contained in the accompanying prospectus. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and any pricing supplement in making your investment decision.

General

The notes will be our unsecured obligations and constitute a single series for purposes of the indenture, dated as of March 29, 1995, between us and JPMorgan Chase Bank (formerly known as Chemical Bank), as trustee, as supplemented by supplemental indentures dated as of August 21, 1998 and July 26, 2002 and as further supplemented from time to time. The notes are limited in amount to $300,000,000. The total amount of notes we are authorized to offer by means of this prospectus supplement may be reduced due to our sale of other debt securities. For a description of the rights of the holders of debt securities under the indenture, including the notes, see "Description of Debt Securities" in the accompanying prospectus.

We will offer the notes on a continuous basis. Each note will mature on a date more than 9 months from its date of issue as specified on its face and in the applicable pricing supplement. This date is referred to in this prospectus supplement as the "stated maturity" of the note. However, each note may also be subject to redemption by us or repayment at the option of the holder. The "maturity" of any note refers to the date on which its principal becomes due and payable, whether at its stated maturity, upon redemption by us, repayment at the option of the holder or otherwise.

Each note will be represented by either a global note, referred to here as a book-entry note, registered in the name of The Depository Trust Company, as depositary, or its nominee, or a certificate issued in definitive registered form without coupons, as set forth in the applicable pricing supplement. Except as set forth in the accompanying prospectus under "Description of Debt Securities—Global Securities," notes in certificated form will not be issuable to anyone other than the depositary. The notes will be issued in denominations of $1,000 and any larger amount that is a multiple of $1,000, unless otherwise specified in the applicable pricing supplement.

The notes will be sold in individual issues of notes each having an interest rate or interest rate basis, if any, stated maturity and date of original issuance as selected by the agent and agreed to by us. Unless otherwise indicated in the applicable pricing supplement, we may issue either of the two following kinds of notes:

  •
  fixed rate notes, which will bear interest at a fixed rate; or
  •
  floating rate notes, which will bear interest at a rate determined by reference to one of the following rates: the commercial paper rate, the prime rate, LIBOR, the treasury rate, the CD rate, the federal funds rate, the CMT rate or another rate set forth in the applicable pricing supplement. The rate may be adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement.

The provisions of the Indenture relating to defeasance described in the accompanying prospectus under "Description of Debt Securities—Defeasance and Discharge" will be applicable to any notes that bear interest at a fixed rate and, unless otherwise specified in the applicable pricing supplement, will not be applicable to any notes that bear interest at a floating rate or other rate.

Unless so indicated in the applicable pricing supplement, the indenture and notes do not contain any covenants other than those set forth herein and in the accompanying prospectus. Accordingly, we may, subject to those covenants and our other obligations and restrictions, incur additional indebtedness, pay dividends, engage in transactions with stockholders and affiliates, make investments we deem appropriate, create liens, transfer assets among subsidiaries and engage in sales of assets and subsidiary stock.

Redemption

If we may redeem a note prior to its stated maturity, the pricing supplement relating to that note will indicate that the note will be redeemable at our option on a date or dates specified prior to its stated maturity. The pricing supplement will also indicate the price or prices at which we may redeem the notes. We will pay accrued interest to the date of redemption. We will be able to redeem any of the notes which are redeemable and remain outstanding either in whole or in part from time to time upon at least 30 and no more than 60 days notice. If we redeem less than all of the notes with like tenor and terms, the trustee will select the notes to be redeemed not more than 60 days prior to the redemption date by such method as the trustee deems fair and appropriate. The notes will not be subject to any sinking fund, unless otherwise provided in the applicable pricing supplement.

Repayment and Repurchase

If a note is repayable prior to its stated maturity at the option of the holder, the pricing supplement relating to the note will indicate the date or dates at which the note may be repaid. Unless otherwise specified in the pricing supplement, the note will be repaid at a price equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment.

If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

In order for the note to be repaid, we must receive at the corporate trust office of the trustee in New York, New York at least 15 days, but not more than 30 days, prior to the specified repayment date, (a) the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed or (b) a facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth:

  •
  the name of the holder of the note;
  •
  the principal amount of the note;
  •
  the amount of the note to be repaid (which shall not be less than the minimum authorized denomination of such note);

  •
  the certificate number or a description of the tenor and terms of the note; and
  •
  a statement that the option to elect repayment is being exercised thereby and a guarantee that the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days (as defined below) after the date of such facsimile transmission or letter.

If the procedure described in clause (b) of the preceding paragraph is followed, the note with such form duly completed must be received by the trustee not later than five business days after the date of such facsimile transmission or letter. Exercise of the repayment option by the holder shall be irrevocable. The repayment option may be exercised by the holder for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment, if any, is an authorized denomination. The trustee will refer all questions as to the validity, eligibility (including time of receipt) and acceptance of any note for repayment to us and our determination of such question will be final and binding.

We may at any time purchase notes at any price in the open market or otherwise. We may hold, resell or surrender such notes to the trustee for cancellation.

Interest Rate

Each note will bear interest from its date of issue or from the most recent interest payment date to which interest on that note has been paid or duly provided for at the rate stated on the face of that note and in the applicable pricing supplement, until the principal of that note is paid or made available for payment. Interest will be payable on each interest payment date and at the maturity date stated on the face of the note (or, if applicable, upon redemption or repayment) as specified below under "Payment of Principal and Interest."

Each fixed rate note will bear interest at a fixed rate specified on the face of the note and in the applicable pricing supplement. Each floating rate note will bear interest at a variable rate determined by reference to the interest rate basis as specified on the face of the note and in the applicable pricing supplement. If indicated on the face of the note and the applicable pricing supplement, that variable rate will be adjusted by adding or subtracting the spread or multiplying by the spread multiplier. A floating rate note may also have either or both of the following:

  •
  a maximum rate, which is a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and
  •
  a minimum rate, which is a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period.

The "index maturity" is the period to maturity of the instrument or obligation from which the interest rate basis is derived, as specified in the applicable pricing supplement. The "spread" is the number of basis points specified in the applicable pricing supplement as applying to the interest rate for that note. The "spread multiplier" is the percentage specified in the applicable pricing supplement as applying to the interest rate for that note. "Business day" means (a) for all notes, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close and (b) for LIBOR notes, also a London banking day. "London banking day" means a day on which commercial banks are open for business, including dealings in the U.S. dollar, in London.

The applicable pricing supplement for a fixed rate note will designate an annual fixed rate of interest payable on such fixed rate note, and will also specify the interest payment dates and the record dates.

The applicable pricing supplement relating to a floating rate note will designate as an interest rate basis one of the following:

  •
  the commercial paper rate, in which case the note will be called a commercial paper rate note;
  •
  the prime rate, in which case the note will be called a prime rate note;
  •
  LIBOR, in which case the note will be called a LIBOR note;
  •
  the treasury rate, in which case the note will be called a treasury rate note;
  •
  the CD rate, in which case the note will be called a CD rate note;
  •
  the federal funds rate, in which case the note will be called a federal funds rate note;
  •
  the CMT rate, in which case the note will be called a CMT rate note; or
  •
  any other interest rate basis set forth in the applicable pricing supplement.

The applicable pricing supplement for a floating rate note will also specify the calculation agent, the index maturity, any spread and/or spread multiplier, any maximum rate, any minimum rate, the initial interest rate, the interest payment dates, the record dates, the calculation date, the interest determination date and the interest reset date with respect to such note.

The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement. The day on which interest is reset, referred to as the "interest reset date" will be, unless otherwise specified in the applicable pricing supplement:

  •
  for floating rate notes which reset daily, each business day;
  •
  for floating rate notes which reset weekly (other than treasury rate notes), the Wednesday of each week;
  •
  for treasury rate notes which reset weekly, the Tuesday of each week;
  •
  for floating rate notes which reset monthly, the third Wednesday of each month;
  •
  for floating rate notes which reset quarterly, the third Wednesday of March, June, September and December;
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  for floating rate notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and
  •
  for floating rate notes which reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement.

The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the "initial interest rate" as set forth in the applicable pricing supplement. If any interest reset date for any floating rate note would otherwise be a day that is not a business day for that floating rate note, the interest reset date for that floating rate note will be postponed to the next day that is a business day with respect to such floating rate note. However, in the case of a LIBOR note, if such business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.

The interest rate commencing on an interest reset date will be the rate determined by reference to the applicable interest rate basis determined as of the "interest determination date." The interest determination date pertaining to an interest reset date for a commercial paper rate note, for a prime rate note, for a CD rate note, for a federal funds rate note and for a CMT rate note will be the second business day before the interest reset date. The interest determination date pertaining to an interest reset date for a LIBOR note will be the second London banking day before the interest reset date. The interest determination date pertaining to an interest reset date for a treasury rate note will be the day of the week in which that interest reset date falls on which treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday but is sometimes held on the prior Friday. If an auction date falls on any interest reset date for a treasury rate note, then that interest reset date will be the first business day immediately following that auction.

All percentages resulting from any calculations referred to in this prospectus supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (that is, 9.876545% or .09876545 being rounded to 9.87655% or .0987655), and all amounts used in or resulting from these calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Unless otherwise provided in the applicable pricing supplement, JPMorgan Chase Bank will be the calculation agent for floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next interest reset date. The calculation agent's determination of any interest rate will be final and binding in the absence of manifest error. The "calculation date," where applicable, pertaining to any interest determination date will be the earlier of the following:

  •
  the tenth calendar day after that interest determination date, or if that day is not a business day, the following business day; and
  •
  the business day before the applicable interest payment date or the stated maturity of the note, as the case may be.

Commercial Paper Rate Notes

Commercial paper rate notes will bear interest at the interest rates (calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any), and will be payable on the dates, specified on the face of the commercial paper rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, "commercial paper rate" means, for any interest reset date:

  •
  The money market yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant interest determination date for commercial paper having the specified index maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper—Nonfinancial."
  •
  If that rate is not published before 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate for that interest reset date will be the money market yield of that rate on that interest determination date for commercial paper having the specified index maturity as published in the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication ("H.15 Daily Update"), or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on that calculation date that rate is not yet published either in H.15(519), H.15 Daily Update or such other recognized electronic source, the commercial paper rate for that interest reset date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that interest determination date, of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include one or more of the agents or their affiliates) selected by the calculation agent for U.S. dollar commercial paper of the specified index maturity placed for a nonfinancial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if fewer than three dealers selected by the calculation agent are quoting rates as mentioned in this sentence, the commercial paper rate for that interest reset date will be the commercial paper rate in effect on that interest determination date (or, if no commercial paper rate was in effect, the rate of interest payable on the commercial paper rate notes shall be the initial interest rate).

"Money market yield" means a yield calculated in accordance with the following formula:

Money market yield	=	360 × D 360 - (D × M)	×	100

where "D" refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Prime Rate Notes

Prime rate notes will bear interest at the interest rates (calculated with reference to the prime rate and the spread and/or spread multiplier, if any), and will be payable on the dates specified on the face of the prime rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, "prime rate" means, for any interest reset date:

  •
  The rate set forth for the relevant interest determination date in H.15(519) under the heading "Bank Prime Loan."
  •
  If the rate referred to in the preceding bullet point is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the prime rate for that interest reset date will be the rate on the relevant interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying that rate, under the caption "Bank Prime Loan."
  •
  If that rate is not published before 3:00 p.m., New York City time, on the relevant calculation date, then the prime rate for that interest reset date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page

    "USPRIME1" on the Reuters Monitor Money Rates Services (or any other pages as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks) ("Reuters Screen USPRIME1 Page") as that bank's prime rate or base lending rate as in effect for that interest determination date as quoted on the Reuters Screen USPRIME1 page on that interest determination date as of 11:00 a.m., New York City time.

  •
  If fewer than four of these rates appear on the Reuters Screen USPRIME1 Page on that interest determination date by 3:00 p.m., New York City time, on the related calculation date, the prime rate for that interest reset date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on that interest determination date of four major money center banks in The City of New York selected by the calculation agent.
  •
  If the banks so selected by the calculation agent are not quoting as mentioned above, then the prime rate will be the prime rate in effect on the particular interest determination date (or, if no prime rate was in effect, the rate of interest payable on the prime rate notes shall be the initial interest rate).

LIBOR Notes

LIBOR notes will bear interest at the interest rates (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) and will be payable on the dates specified on the face of the LIBOR note and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, "LIBOR" for any interest reset date means the rate determined by the calculation agent in accordance with the following provisions:

  •
  On the relevant interest determination date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates (unless the specified designated LIBOR page by its terms provides only for a single rate, in which case that single rate shall be used) for deposits in U.S. dollars having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the designated LIBOR page specified in the applicable pricing supplement as of 11:00 a.m. London time, on that interest determination date, if at least two of these offered rates appear (unless, as mentioned above, only a single rate is required) on the designated LIBOR page, or (b) if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified as the method for calculating LIBOR, the rate for deposits in U.S. dollars having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appears on the designated LIBOR page specified in the applicable pricing supplement as of 11:00 a.m., London time, on that interest determination date. If fewer than two offered rates appear and LIBOR Reuters applies, or if no rate appears on any page on which only one rate normally appears, as applicable, LIBOR in respect of the related interest determination date will be determined in accordance with the provisions described in the following bullet.

  •
  On the relevant interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable designated LIBOR page as described above, the calculation agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two of these quotations are so provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two of these quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on that interest determination date by three major banks in New York City (which may include affiliates of the agent) selected by the calculation agent, for loans in U.S. dollars to leading European banks, having the index maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of that interest determination date will be LIBOR in effect on that interest determination date (or, if no LIBOR rate was in effect, the rate of interest payable on the LIBOR notes shall be the initial interest rate).

"Designated LIBOR page" means either (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for U.S. dollars, or (b) if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified as the method for calculating LIBOR, the display on the Moneyline Telerate Service for the purpose of displaying the London interbank rates of major banks for U.S. Dollars.

Treasury Rate Notes

Treasury rate notes will bear interest at the interest rates (calculated with reference to the treasury rate and the spread and/or spread multiplier, if any), and will be payable on the dates specified on the face of the treasury rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, "treasury rate" means, for any interest reset date:

  •
  The rate from the auction held on the interest determination date (the "auction") of direct obligations of the United States ("treasury bills") having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) or page 57 (or any other page as may replace that page on that service), or

  •
  if the rate referred to in the first bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) for the relevant interest determination date of the rate for the applicable treasury bills as published in

    H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

  •
  if the rate referred to in the preceding bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield for the relevant interest determination date of the auction rate of the applicable treasury bills as announced by the U.S. Department of the Treasury, or

  •
  if the rate referred to in the preceding bullet point is not so announced by the U.S. Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the particular interest determination date of the applicable treasury bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

  •
  if the rate referred to in the preceding bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

  •
  if the rate referred to in the preceding bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that interest determination date, of three primary U.S. government securities dealers (which may include one or more of the agents or their affiliates) selected by the calculation agent, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

  •
  if fewer than three dealers so selected by the calculation agent are not quoting as mentioned in the preceding bullet, the treasury rate in effect on the particular interest determination date (or, if no treasury rate was in effect, the rate of interest payable on the treasury rate notes shall be the initial interest rate).

"Bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

D × N
Bond equivalent yield =		× 100
360 - (D × M)

where "D" refers to the per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the number of days in the period for which accrued interest is being calculated.

CD Rate Notes

CD rate notes will bear interest at the interest rates (calculated with reference to the CD rate and the spread and/or spread multiplier, if any), and will be payable on the dates specified on the face of the CD rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement:

  •
  "CD rate" means, for any interest reset date, the rate for the relevant interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15(519) under the heading "CDs (Secondary Market)."

  •
  If that rate is not published before 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate for that interest reset date shall be the rate on that interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption "CDs (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the applicable calculation date that rate is not published in H.15(519) , H.15 Daily Update or such other reorganized electronic sources, the CD rate for that interest reset date shall be calculated by the calculation agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on that interest determination date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for negotiable certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as provided above by the calculation agent are not quoting rates as mentioned in this sentence, the CD rate for that interest reset date will be the CD rate in effect on that interest determination date (or, if no CD rate was in effect, the rate of interest payable on the CD rate notes shall be the initial interest rate).

Federal Funds Rate Notes

Federal funds rate notes will bear interest at the interest rates (calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any), and will be payable on the dates, specified on the face of the federal funds rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, "federal funds rate" means, for any interest reset date:

  •
  the rate on the particular interest determination date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service);

  •
  if the rate referred to in the preceding bullet does not appear on that page or is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the particular interest determination date for U.S. dollar federal funds as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective);"

  •
  if the rate referred to in the preceding bullet is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include one or more of the agents or their affiliates), selected by the calculation agent prior to 9:00 a.m., New York City time, on that interest determination date; or

  •
  if the brokers so selected by the calculation agent are not quoting as mentioned in the preceding bullet, the federal funds rate in effect on the particular interest determination date (or, if no federal funds rate was in effect, the rate of interest payable on the federal funds rate notes shall be the initial interest rate).

CMT Rate Notes

CMT rate notes will bear interest at the interest rates (calculated with reference to the CMT rate and the spread and/or spread multiplier, if any), and will be payable on the dates specified on the face of the CMT rate note and in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, "CMT rate" means, with respect to any interest reset date:

  •
  if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

  •
  the percentage equal to the yield for U.S. Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) for the particular interest determination date, or

  •
  if the rate referred to in the preceding bullet does not appear on that page by 3:00 p.m. New York City time on the relevant calculation date, the percentage equal to the yield for U.S. Treasury securities at "constant maturity" having the particular index maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities," or

  •
  if the rate referred to in the preceding bullet does not appear in H.15(519) by 3:00 p.m. New York City time on the relevant calculation date, the rate on the particular interest determination date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

  •
  if the rate referred to in the preceding bullet is not published by 3:00 p.m. New York City time on the relevant calculation date, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that interest determination date of three leading primary U.S. government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "reference dealer"), selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

  •
  if fewer than five but at least three of the prices referred to in the preceding bullet are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the secondary market bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

  •
  if fewer than three prices referred to in the preceding bullet are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

  •
  if fewer than five but at least three prices referred to in the preceding bullet are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the secondary market bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

  •
  if fewer than three prices referred to in the preceding bullet are provided as requested, the CMT rate in effect on the particular interest determination date (or, if no CMT rate was in effect, the rate of interest payable on the CMT rate notes shall be the initial interest rate); and

  •
  if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

  •
  the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

  •
  if the rate referred to in the preceding bullet does not appear on that page by 3:00 p.m. New York City time on the relevant calculation date, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities," or

  •
  if the rate referred to in the preceding bullet does not appear in H.15(519) by 3:00 p.m. New York City time on the relevant calculation date, the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

  •
  if the rate referred to in the preceding bullet is not published by 3:00 p.m. New York City time on the relevant calculation date, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that interest determination date from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

  •
  if fewer than five but at least three prices referred to in the preceding bullet are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

  •
  if fewer than three prices referred to in the preceding bullet are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

  •
  if fewer than five but at least three prices referred to in the preceding bullet are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

  •
  if fewer than three prices referred to in the preceding bullet are provided as requested, the CMT rate in effect on that interest determination date (or if no CMT rate was in effect, the rate of interest payable on the CMT rate notes shall be the initial interest rate).

If two U.S. Treasury securities with an original maturity greater than the index maturity specified in the applicable CMT rate note and the applicable pricing supplement have remaining terms to maturity equally close to the index maturity specified in the applicable CMT rate note and the applicable pricing supplement, the quotes for the U.S. Treasury security with the shorter original remaining term to maturity will be used.

Payment of Principal and Interest

Except for interest payable at its stated maturity (or, if applicable, upon redemption or repayment), interest will be payable to the person in whose name a note is registered at the close of business on the record date before an interest payment date. Interest payable at stated maturity (or, if applicable, upon redemption or repayment) will be payable to the person to whom principal shall be payable. The first payment of interest on any note originally issued between a record date and an interest payment date or on an interest payment date will be made on the second interest payment date following its date of issue to the registered owner on the record date relating to the second interest payment date. Unless otherwise indicated in the applicable pricing supplement, the "record date" for any floating rate note or fixed rate note will be the date 15 calendar days prior to each interest payment date, whether or not such date is a business day.

Interest will be payable, in the case of fixed rate notes, on the dates indicated in the applicable pricing supplement, and interest for floating rate notes will be payable unless otherwise indicated in the applicable pricing supplement as follows (each such date, an "interest payment date"):

  •
  for floating rate notes that reset daily, weekly or monthly: on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable pricing supplement);

  •
  for floating rate notes that reset quarterly: on the third Wednesday of March, June, September and December of each year;

  •
  for floating rate notes that reset semi-annually: on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  for floating rate notes that reset annually: on the third Wednesday of the month specified in the applicable pricing supplement.

In each case, interest will also be paid at stated maturity (or, if applicable, upon redemption or repayment). Unless otherwise specified in the applicable pricing supplement, if any interest payment date (other than the stated maturity or any earlier redemption or repayment date) for any floating rate note would fall on a day that is not a business day with respect to that floating rate note, that interest payment date will be the following day that is a business day with respect to that floating rate note, except that, in the case of a LIBOR note, if that business day is in the next succeeding calendar month, the interest payment date shall be the immediately preceding day that is a business day with respect to that LIBOR note. If any interest payment date for any fixed rate note would fall on a day that is not a business day, the payment of that interest may be made on the next day that is a business day (but the interest payment date shall not change), and no interest on that payment shall accrue for the period from and after the interest payment date. In addition, if the stated maturity, redemption or repayment date of any fixed rate note or floating rate note falls on a day that is not a business day, the payment of interest may be made on the following day that is a business day and no interest will accrue for the period from and after the maturity, redemption or repayment date.

Unless otherwise specified in the applicable pricing supplement, interest payments in respect of fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable interest payment date or stated maturity, as the case may be.

For a floating rate note, accrued interest from (and including) the date of issue or from (and including) the last date to which interest has been paid is calculated by multiplying the face amount of such floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the date of issue, or from (and including) the last date to which interest has been paid, but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such date is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360 for commercial paper rate notes, prime rate notes, LIBOR notes, CD rate notes, and federal funds rate notes, or by the actual number of days in the year for treasury rate notes or CMT rate notes. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Payments of interest, other than interest payable at maturity, will be made by check mailed to the address of the person entitled thereto as shown on the note register. Payments of principal, premium, if any, and interest upon maturity, will be made in immediately available funds against presentation and surrender of the note. However, a holder of $10,000,000 or more in aggregate principal amount of notes having the same interest payment date will be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

Unless otherwise indicated in the applicable pricing supplement, payments of principal, of premium, if any, and interest on any note payable at maturity will be made in immediately available funds at the office of the paying agent in the Borough of Manhattan, The City of New York. However payments in immediately available funds will be made only if those notes are presented to the paying agent in time for the paying agent to make the payments in accordance with its normal procedures. We have initially designated JPMorgan Chase Bank, acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as our paying agent for the notes. Beneficial owners of book-entry notes are expected to be paid in accordance with the depositary's and its participants' procedures in effect from time to time. See "—Book-Entry Notes."

Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount note is declared to be due and payable immediately as described under "Description of Debt Securities—Events of Default" in the accompanying prospectus, the amount of principal due and payable with respect to that note shall be limited to the aggregate principal amount of that note multiplied by the sum of its issue price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

Book-Entry Notes

Upon issuance, all fixed rate notes having the same issue date, interest rate, ranking, maturity date and other terms, if any, will be represented by a single global note, and all floating rate notes having the same issue date, initial interest rate, interest rate basis, interest reset dates, interest payment dates, index maturity, spread and/or spread multiplier, if any, minimum rate, if any, maximum rate, if any, ranking, maturity date and other terms, if any, will be represented by a single global note. Each global note representing book-entry notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, and registered in the name of a nominee of the depositary. Except under the circumstances described in the accompanying prospectus under "Description of Debt Securities—Global Securities," book-entry notes (or interests therein) will not be exchangeable for certificated notes registered in a name other than the depositary and will not otherwise be issuable as certificated notes.

A further description of the depositary's procedures with respect to global notes representing book-entry notes is set forth in the Prospectus under "Description of Debt Securities—Global Securities." The depositary has confirmed to us, the agents and the trustee that it intends to follow such procedures.

Amortizing Notes

We may offer notes for which payments of principal and interest are made in equal installments over the life of such notes ("amortizing notes"). Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable on the note and then to the reduction of the unpaid principal amount on the note. Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such amortizing notes.

TAX CONSIDERATIONS

The following is a summary of the principal United States federal income tax consequences of ownership of notes. In general, it deals only with notes held as capital assets by initial purchasers who are the beneficial owners thereof ("holders") and does not consider all aspects of United States federal income taxation that may be relevant to prospective purchasers of notes. This summary does not address the federal income tax consequences to special classes of purchasers, such as:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  real estate investment trusts,

  •
  regulated investment companies;

  •
  banks;

  •
  partnerships or pass-through entities or persons who hold notes through such entities;

  •
  expatriates;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  persons holding notes that are a hedge or that are hedged against currency risks or as part of a straddle or conversion transaction; or

  •
  persons whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement.

The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

Prospective purchasers of notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other state, local or non-United States taxing jurisdiction, of ownership of notes.

United States Holders

This subsection describes the tax consequences to a United States holder. As used herein, the term "United States holder" means a holder of a note who or that is for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in the United States or organized under the laws of the United States or of any State thereof;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust.

As used herein, the term "Non-United States holder" means a holder of a note that is, for United States federal income tax purposes, a nonresident alien or a foreign corporation, or an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note. See "—Non-United States holders" below.

Payments of Interest

Interest on a note, other than interest on a discount note, as defined below, that is not "qualified stated interest" (each as defined below under "Original Issue Discount—General"), will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for tax purposes.

Original Issue Discount

General. A note, other than a note with a term of one year or less (a "short term note"), will be treated as issued at an original issue discount (a "discount note") if the excess of the note's "stated redemption price at maturity" over its "issue price" is more than a "de minimis amount" (as defined below). Generally, the issue price of a note will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the total of all payments provided by the note that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the note. Special rules for variable rate notes (as defined below) are described below under "Original Issue Discount—Variable Rate Notes."

In general, if the excess of a note's stated redemption price at maturity over its issue price is "de minimis," i.e., if it is less than 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the note is not a discount note. In the case of a note that provides for payment of any amount other than qualified stated interest before maturity, e.g., an Amortizing Note, the weighted average maturity of the note is substituted for the complete years to maturity in the calculation. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a holder of a note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the note are made. The includible amount with respect to each such payment will equal the product of the total amount of the note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the note.

If you hold a discount note having a maturity of more than one year from its date of issue, you must generally include original issue discount in income calculated on a constant-yield method before the receipt of cash attributable to such income, and therefore you generally will have to include in income increasingly greater amounts of original issue discount over the life of the note. The amount of original issue discount includible in income by you if you are a holder of a discount note is the sum of the daily portions of original issue discount with respect to the discount note for each day during the taxable year or portion of the taxable year on which you hold such discount note. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as:

  •
  no accrual period is longer than one year; and

  •
  each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period.

The amount of original issue discount allocable to an accrual period equals the excess of:

  •
  the product of the discount note's adjusted issue price at the beginning of the accrual period and such note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period); minus

  •
  the sum of the payments of qualified stated interest on the note allocable to the accrual period.

The "adjusted issue price" of a discount note at the beginning of any accrual period is the issue price of the note increased by:

  •
  the amount of accrued original issue discount for each prior accrual period; and decreased by

  •
  the amount of any payments previously made on the note that were not qualified stated interest payments.

For purposes of determining the amount of original issue discount allocable to an accrual period, if an interval between payments of qualified stated interest on the note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of the relative length of each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of original issue discount allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of original issue discount allocable to the final accrual period is the difference between:

  •
  the amount payable at the maturity of the note (other than any payment of qualified stated interest); and

  •
  the note's adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.  If you purchase a discount note for an amount less than or equal to the note's remaining stated redemption price at maturity, but in excess of its adjusted issue price (as determined above under "Original Issue Discount—General") (any such excess being "acquisition premium"), and you do not make the election described below under "Election to Treat All Interest as Original Issue Discount," you must reduce each daily portion of original issue discount by a fraction thereof, the numerator of which is the excess of your adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

Market Discount.  A note, other than a short term note, will be treated as purchased at a market discount (a "market discount note") if you purchase the note for less than its issue price as determined above under "Original Issue Discount—General" and the note's stated redemption price at maturity or, in the case of a discount note, the note's "revised issue price," exceeds the amount for which the you purchased the note, unless such difference is less than 1/4 of 1 percent multiplied by the number of remaining complete years to the note's maturity, in which case the excess constitutes "de minimis" market discount and the rules discussed below do not apply. The Code provides that, for these purposes, the "revised issue price" of a note generally equals its issue price, increased by the amount of any original issue discount that has previously accrued on the note.

Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Also, any partial principal payment on a market discount note (e.g., on an Amortizing Note which is a market discount note) is includible in gross income as ordinary income to the extent such payment does not exceed the accrued market discount on such note. In the case of any disposition of or subsequent partial principal payment on such note, the amount of accrued market discount is reduced by the amount of the previous partial principal payment or payments included in gross income as ordinary income. Alternatively, you may elect to include market discount in income currently over the life of the note. If you make such an election, it applies to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service.

Market discount on a market discount note will accrue on a straight-line basis unless you elect to accrue such market discount on a constant-yield method. Such an election shall apply only to the note with respect to which it is made and may not be revoked. If you own a market discount note and do not elect to include market discount in income currently, you generally will be required to defer deductions for interest on borrowings allocable to such note in an amount not exceeding the accrued market discount on such note until the maturity or disposition of such note.

Pre-Issuance Accrued Interest.  If:

  •
  a portion of the initial purchase price of a note is attributable to preissuance accrued interest;

  •
  the first stated interest payment on the note is to be made within one year of the note's issue date; and

  •
  such payment will equal or exceed the amount of pre-issuance accrued interest,

then an election may be made to decrease the issue price of the note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Notes Subject to Contingencies Including Optional Redemption.  If a note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity in the case of notes subject to contingencies, if you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

  •
  in the case of an option or options held by us, we will be deemed to exercise or not exercise the option or combination of options in the manner that minimizes the yield on the note; and

  •
  in the case of an option or options you may exercise, you will be deemed to exercise or not exercise the option or combination of options in the manner that maximizes the yield on the note.

If both you and we have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the note is determined by using any date on which the note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the note as the principal amount payable at maturity.

If a remote contingency actually occurs or does not occur contrary to an assumption made according to the above rules or if an incidental contingency becomes sufficiently fixed in amount or timing (a "change in circumstances") then, except to the extent that a portion of the note is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of original issue discount, the yield and maturity of the note are redetermined by treating the note as having been retired and reissued on the date of the change in circumstances for an amount equal to the note's adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.  You may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading "Original Issue Discount—General," with the modifications described below. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

In applying the constant-yield method to a note with respect to which you have made this election, the issue price of the note will equal your cost, the issue date of the note will be the date you acquired it, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note for which you make it, and you may not revoke it without the consent of the Internal Revenue Service. If you make this election with respect to a note with amortizable bond premium, then you will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludable from gross income) that you held as of the beginning of the taxable year in which the note with respect to which the election is made is acquired or thereafter acquired. You may not revoke this deemed election with respect to amortizable bond premium without the consent of the Internal Revenue Service.

If you elect to apply the constant-yield method to a market discount note, you will be treated as having made the election discussed above under "Original Issue Discount—Market Discount" to include market discount in income currently over the life of all debt instruments you then hold or thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

Variable Rate Notes.  A "variable rate note" is a note that

  •
  has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of:

  (1)
  the product of the total noncontingent principal payments, the number of complete years to maturity from the issue date (or, in the case of a note that provides for a payment of any amount other than qualified stated interest before maturity, e.g., an Amortizing Note, the weighted average maturity of the note) and .015; or

  (2)
  15 percent of the total noncontingent principal payments, and

  •
  does not provide for stated interest other than stated interest compounded or paid at least annually at:

  (1)
  one or more "qualified floating rates;"

  (2)
  a single fixed rate or one or more qualified floating rates;

  (3)
  a single objective rate; or

  (4)
  a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at the "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

A variable rate is a "qualified floating rate" if:

  •
  variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated; or

  •
  it is equal to the product of such a rate and either:

  (1)
  a fixed multiple that is greater than 0.65 but not more than 1.35 or

  (2)
  a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If a note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if the rate is equal to a fixed rate minus a qualified floating rate and the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and:

  •
  the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

  •
  the value of the qualified floating rate or objective rate is intended to approximate the fixed rate,

the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, commercial paper rate notes, prime rate notes, LIBOR notes, treasury rate notes, CD rate notes, federal funds rate notes and CMT rate notes will generally be treated as variable rate notes.

In general, if a variable rate note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the note is qualified stated interest and the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

If a variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amounts of interest and original issue discount accruals on the note are generally determined by:

  •
  determining a fixed rate substitute for each variable rate provided under the variable rate note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note);

  •
  constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above);

  •
  determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

  •
  making the appropriate adjustments for actual variable rates during the applicable accrual period.

If a variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the variable rate note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the variable rate note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Short-Term Notes.  In general, if you are an individual or other cash basis holder of a short-term note, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a common trust fund, or a cash basis taxpayer who so elects, you are required to accrue original issue discount on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of a short-term note will be ordinary income to the extent of the accrued original issue discount, which you must determine on a straight-line basis unless you elect to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on short-term notes, you will be required to defer deductions for interest on borrowings allocable to short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

In determining the amount of original issue discount subject to these rules, you must include all interest payments on a short-term note, including stated interest, in a short-term note's stated redemption price at maturity.

Notes Purchased at a Premium.  If you purchase a note for an amount in excess of its principal amount, you may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in your income each year with respect to interest on the note will be reduced by the amount of amortizable bond premium allocable (based on the note's yield to maturity) to such year. If you make such an election to amortize bond premium, it applies to all debt instruments (other than debt instruments the interest on which is excludable from gross income) you hold at the beginning of the first taxable year to which the election applies or thereafter acquired by you, and is irrevocable without the consent of the Internal Revenue Service. See also "Original Issue Discount—Election to Treat All Interest as Original Issue Discount."

Purchase, Sale and Retirement of the Notes.  Your tax basis in a note will generally be its cost, increased by the amount of any original issue discount or market discount included in your income with respect to the note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in your income with respect to the note, and reduced by:

  •
  the amounts of any payments that are not qualified stated interest payments; and
  •
  the amount of any amortizable bond premium applied to reduce interest on the note.

You will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount you realize on the sale or retirement and your tax basis in the note. Except to the extent (i) described above under "Original Issue Discount—Market Discount" or (ii) attributable to accrued but unpaid interest, gain or loss you recognize on the sale or retirement of a note will be capital gain or loss and will be, in the case of individuals, long-term capital gain or loss subject to a maximum tax rate of 20% if the note was held for more than twelve months and 18% where the property is held for more than sixty months. The capital gains of an individual holder whose holding period for a note is one year or less will be taxed at ordinary income tax rates.

Indexed Notes.  The applicable pricing supplement will contain a discussion of any special United States federal income tax rules with respect to notes that are not subject to the rules governing variable rate notes, payments on which are determined by reference to any index, and other notes that are subject to the general rules governing contingent payment obligations.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

(1)
payments of principal, premium (if any) and interest, including original issue discount, by us or any other U.S. payors to you will not be subject to United States federal withholding tax if, in the case of interest or original issue discount;
(a)
you do not actually or constructively own 10% or more of the total combined voting power of all our classes of stock entitled to vote;

  (b)
  you are not, for United States federal income tax purposes, a controlled foreign corporation that is related to us through stock ownership; and
  (c)
  the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:
  (i)
  you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you have certified, under penalties of perjury, as to your status as a non-United States person;
  (ii)
  in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and status as a non-United States person;
  (iii)
  the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be one of the following:

      A. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

      B. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

      C. a U.S. branch of a non-United States bank or of a non-United States insurance company,

      and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

    (iv)
    the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or
    (v)
    the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations;

(2)
you will generally not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of a note, unless (a) such gain is effectively connected with the conduct of a U.S. trade or business or, in the case of a qualified resident of a country having an applicable income tax treaty with the United States, attributable to a U.S. permanent establishment or (b) you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions exist; and

(3)
a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not, at the time of death, actually or constructively own 10% or more of the total combined voting power of all our classes of stock entitled to vote and (b) the income on the note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

Backup Withholding and Information Reporting

United States Holders

In general, information reporting requirements will apply to payments of principal, any premium and interest on a note and the proceeds of the sale of a note before maturity within the United States to, and to the accrual of original issue discount on a discount note with respect to, non-corporate United States holders, and "backup withholding" at a rate of 30% (subject to periodic reductions through 2006) will apply to such payments and to payments of original issue discount if the United States holder fails to provide an accurate taxpayer identification number or is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

Non-United States Holders

Under current law, information reporting on Internal Revenue Service Form 1099 and backup withholding generally will not apply to payments of principal, premium (if any) and interest (including original issue discount) made by us or our paying agent on a note to you if you are a Non-United States holder, provided the certification described in clause (1)(c) under "Non-United States holders" above is received or an exemption is otherwise established and provided further that the payor does not have actual knowledge that you are a United States person. We or our paying agent, however, are required to report (on Internal Revenue Service Form 1042S) payments of interest (including original issue discount) on notes.

In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and has been furnished:
  (1)
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or
  (2)
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  an exemption is otherwise established.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  (1)
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

  (2)
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Amounts withheld under the backup withholding rules from a payment to a holder will be creditable against the holder's U.S. Federal income tax liability, provided that the requisite procedures are followed.

PLAN OF DISTRIBUTION

Under the terms of a distribution agreement, dated September 17, 2002, we are offering the notes on a continuous basis through or to J.P. Morgan Securities Inc., Banc of America Securities LLC, and Banc One Capital Markets, Inc. (the "agents"). The agents have agreed to use their reasonable efforts to solicit orders. Unless otherwise indicated in the applicable pricing supplement, we will pay the relevant agent a commission ranging from .125% to .750% of the principal amount of each note, depending upon its maturity, sold through such agent except that the commissions with respect to notes having a maturity of 30 years or greater will be negotiated. The exact commission paid will be determined by the stated maturity of the notes sold. We may also sell notes through other agents as may be named in the applicable pricing supplement.

We may also sell notes to an agent as principal for the agent's account at a price agreed upon at the time of sale. Such notes may be resold by such agent to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by such agent. An agent may sell notes purchased from us as principal to other dealers for resale to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from us to such dealers. After the initial public offering of the notes, the public offering price and other selling terms may be changed.

The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. An agent may make a market in the notes, as permitted by applicable laws and regulations, but is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any notes, or that any purchaser of notes will be able to sell notes in the future.

Each purchaser of a note will arrange for payment as instructed by the relevant agent. The agents are required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have agreed to reimburse the agents for certain expenses, including the reasonable fees and disbursements of counsel for the agents.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice. We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes as a whole or in part. The agents will have the right, in its discretion reasonably exercised, to reject any offer to purchase notes, as a whole or in part.

In connection with the purchase of notes by an agent, as principal, for resale at a fixed price, such agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may consist of bids or purchases of notes for the purpose of pegging, fixing or maintaining the price of the notes. Specifically, such agent may overallot in connection with such offering, creating a syndicate short position. In addition, such agent may bid for and purchase the notes in the open market to cover syndicate short positions or to stabilize, maintain or otherwise affect the price of the notes. Finally, such agent or its syndicate may reclaim selling concessions allowed for distributing of notes in the offering, if such agent repurchases previously distributed notes in the market to cover overallotments or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market level. The agents are not required to engage in any of these activities, and may end any of them at any time.

Concurrently with the offering of the notes through the agents, we may issue other securities as contemplated in the accompanying prospectus.

The agents and certain of their affiliates may engage in transactions with and perform services for us and certain of our affiliates in the ordinary course of business. JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., is trustee under the indenture for the notes.

It is possible that 10% or more of the net proceeds of an offering of notes covered by a pricing supplement will be applied to repayment of a loan or loans made to us by one or more of the agents or any of their respective affiliates. Under the Conduct Rules of the NASD, special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter or any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(c)(8) of the NASD Conduct Rules.

VALIDITY OF NOTES

The validity of the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, and for the agents by Sullivan & Cromwell, New York, New York. The opinions of Morgan, Lewis & Bockius LLP and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding future action required to be taken by us and the indenture trustee in connection with the issuance and sale of any particular notes, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of such opinions.

PROSPECTUS

$300,000,000

THE NEW YORK TIMES COMPANY

Debt Securities

Our debt securities may be offered from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of the offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide you with the specific terms of the debt securities to be offered in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Investing in our debt securities involves risks. See "Risk Factors" beginning on page 2.

The debt securities we may offer pursuant to this prospectus will have an initial aggregate offering price of up to $300,000,000 or the equivalent amount in other currencies or currency units subject to reduction as a result of the sale under certain circumstances of other securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2002

The New York Times Company
Risk factors
Where you can find more information
Use of proceeds
Consolidated ratio of earnings to fixed charges
Description of debt securities
Plan of distribution
Legal matters
Experts

i

THE NEW YORK TIMES COMPANY

The New York Times Company was incorporated on August 26, 1896, under the laws of the State of New York. We are a diversified media company including newspapers, television and radio stations, electronic information and publishing, Internet businesses, and forest products investments.

We currently classify our businesses into the following segments:

  •
  Newspapers: The New York Times; the New England Newspaper Group, consisting of The Boston Globe, a daily newspaper, the Boston Sunday Globe (both editions, the Globe) and the Worcester Telegram & Gazette, in Worcester, Mass.; 15 other regional newspapers in Alabama, California, Florida, Louisiana, North Carolina and South Carolina; newspaper distributors in the New York City and Boston metropolitan areas; news, photo and graphics services and news and features syndication; TimesDigest; and licensing of the trademarks and copyrights of The Times and the Globe.

  •
  Broadcasting: television stations WREG-TV in Memphis, Tenn.; WTKR-TV in Norfolk, Va.; KFOR-TV in Oklahoma City, Okla.; WNEP-TV in Scranton, Pa.; WHO-TV in Des Moines, Iowa; WHNT-TV in Huntsville, Ala.; WQAD-TV in Moline, Ill.; and KFSM-TV in Fort Smith, Ark.; and radio stations WQXR(FM) and WQEW(AM) in New York City.

  •
  New York Times Digital: the Company's digital business division, including NYTimes.com (www.nytimes.com), Boston.com (www.boston.com), and the licensing of electronic databases through its Digital Archive Division.

Additionally, we own minority equity interests in a Canadian newsprint company and a supercalendered paper manufacturing partnership in Maine, and a one-half interest in the International Herald Tribune.

On April 2, 2001, we sold our golf properties, including Golf Digest, Golf Digest Woman, Golf World and Golf World Business, which previously represented the Magazine Group segment of the Company (Magazine Group) and GolfDigest.com, to Advance Publications, Inc., for approximately $435.0 million.

In February 2002, New England Sports Ventures, LLC (NESV), of which we have an approximately 15% interest, acquired the Boston Red Sox baseball club (including Fenway Park) and approximately 80% of New England Sports Network, a regional cable sports network.

In April 2002, we purchased a 50% ownership interest in Discovery Civilization, LLC for $100 million. Discovery Civilization, LLC is joint venture between us and Discovery Communications, Inc. for the ownership and operation of the Discovery Civilization digital cable channel.

Our common stock is listed on the New York Stock Exchange under the symbol "NYT".

Our principal executive office is at 229 West 43rd Street, New York, NY, and our telephone number there is (212) 556-1234. Our internet address is http://www.nytco.com.

RISK FACTORS

In addition to the other information contained and incorporated by reference in this prospectus, you should consider carefully the following factors before deciding to purchase our debt securities. Our business is also affected by changes in general economic and business conditions, acts of war, terrorism and natural disasters.

Risks associated with our company

A decline in advertising revenue, our largest source of revenue, would adversely affect us. Advertising revenue tends to be lower in the first and third calendar quarters of each year.

Advertising is our most significant source of revenue. Competition from other forms of media available in our various markets, including but not limited to other newspapers, broadcast, magazines, direct marketing, the Yellow Pages and the Internet, affects our ability to attract and retain advertisers and to increase advertising rates. Advertising could be negatively affected by an economic downturn in any of our markets.

Advertising revenues cause our quarterly consolidated results to vary by season. Second-quarter and fourth-quarter advertising volume is traditionally higher than first- and third-quarter volume since economic activity tends to be lower after the holidays and in the summer. National and local economic conditions, particularly in the New York City and Boston metropolitan regions, also affect the levels of our retail, national and most particularly, classified advertising revenue. Structural changes in the retail environment may also depress the level of advertising revenue.

We also rely on circulation revenue, which is affected by competition and by consumer trends, including declining consumer spending on newspapers.

Circulation is another significant source of revenue for us. Circulation revenue and our ability to achieve price increases for our print products are affected by:

  •
  competition from other publications and other forms of media available in our various markets;

  •
  declining consumer spending on discretionary items like newspapers;

  •
  decreasing amounts of free time; and

  •
  declining frequency of regular newspaper buying among young people.

The price of newsprint has been historically volatile and could increase significantly, which would have an adverse affect on operating results.

Newsprint is our most important raw material and represents a significant portion of our operating expenses. The price of newsprint has historically been volatile. Our operating results would be adversely affected if newsprint prices increase significantly.

A significant portion of our employees are unionized and our results could be adversely affected if labor negotiations were to restrict our ability to maximize the efficiency of our operations.

Advances in technology and other factors have allowed us to lower costs by reducing the size of our work force. There is no assurance that we will continue to be able to reduce costs in this way. A significant portion of our employees is unionized. As a result, we are required to negotiate the wages, salaries, benefits and other terms with many of our employees collectively. Our results could be adversely affected if labor negotiations were to restrict our ability to maximize the efficiency of our operations. In addition, if we experienced labor unrest, our ability to produce and deliver our largest products could be impaired.

We continue to make an effort to develop new products and services for evolving markets. There can be no assurance of the success of these efforts due to a number of factors, some of which are beyond our control.

There are substantial uncertainties associated with our efforts to develop new products and services for evolving markets. The success of these ventures will be determined by our efforts, and in some cases by those of our partners, fellow investors and licensees. Initial timetables for the introduction and development of new products or services may not be achieved and price/profitability targets may not prove feasible. External factors, such as the development of competitive alternatives and market response, may cause new markets to move in unanticipated directions.

Our Internet business has a limited operating history, is largely dependent on advertising revenue and the continued growth and acceptance of the Internet and subject to all risks of Internet businesses, such as evolving regulation and technology, changes in consumer preferences and intense competition.

We may buy or sell different properties as a result of our evaluation of our portfolio of products, which actions may affect our costs, revenues, profitability and financial position.

From time to time, we evaluate the various components of our portfolio of products and may, as a result, buy or sell different properties. Such acquisitions or divestitures may affect our costs, revenues, profitability and financial position. We may also consider the acquisition of specific properties or businesses that fall outside our traditional lines of business if we deem such properties sufficiently attractive. From time to time, we make non-controlling minority investments in public and private entities. We may have limited voting rights and an inability to influence the direction of such entities.

Acquisitions involve risks, including difficulties in integrating acquired operations, diversions of management resources, debt incurred in financing such acquisitions and unanticipated problems and liabilities.

Continuing technological and regulatory developments may affect the future profitability of our broadcast stations.

Our broadcast stations are subject to continuing technological and regulatory developments that may affect their future profitability. These developments include the advent of digital television broadcasting. The Federal Communications Commission adopted rules in 1997 under which all television stations were required to change to a new system of digital broadcasting by May 2002. The FCC has granted six month extensions of the DTV buildout date to several hundred stations, mostly in smaller markets. The direct hardware cost of this change is significant and the new digital stations are unlikely to produce significant additional revenue until consumers have purchased a substantial number of digital television receivers or until other sources of revenue to be derived from the digital spectrum have been developed.

In addition, the channel capacities of both cable and direct broadcast satellites have continued to increase as a result of digital transmission technology and the rebuilding of many cable systems. These developments, coupled with the diversion of television audiences to Internet services, have greatly increased the number of electronic video and non-video information and entertainment services with which all television stations compete, with resulting fragmentation of the television viewing audience.

We face competition with larger and more diversified entities for circulation and advertising revenues, which may increase due to media consolidation and convergence, especially if deregulation continues.

Changes in the regulatory and technological environment are bringing about consolidation of media companies and convergence among various forms of media. Current FCC and court proceedings may permit even greater consolidation through the elimination of various ownership restrictions, such as newspaper and television cross-ownership and caps on television station ownership by a single company. We may then face increasing competition with larger and more diversified entities for circulation and advertising revenues.

Risks associated with the offering

An active trading market for the debt securities may not develop and you may not be able to resell them.

We can offer no assurance as to liquidity of any market that may develop for debt securities offered by this prospectus, your ability to sell the debt securities or the price at which you may be able to sell the debt securities. Future trading prices of the debt securities will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

Our debt securities may be redeemed before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

Unless the prospectus supplement provides otherwise, we may redeem all or a portion of the debt securities at any time. If a redemption occurs, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes.

Risks related to debt securities denominated in a foreign currency

The information set forth below does not describe all risks of an investment in securities that result from such securities being denominated in a foreign currency or currency unit. Additional material foreign currency risks pertaining to a particular debt security denominated in a foreign currency will be disclosed in the prospectus supplement for that debt security. You should consult your own financial and legal advisors as to the risks entailed by an investment in foreign currency securities. Foreign currency securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Investment in foreign currency securities is subject to the possibility of significant adverse changes in the exchange rate between the U.S. dollar and the currency of the securities and the possibility of the imposition or modification of foreign exchange controls by the United States or foreign governments.

If you invest in foreign currency securities, there will be significant risks not associated with investments in debt instruments denominated in U.S. dollars. These risks include the possibility of significant adverse changes in the rate of exchange between the U.S. dollar and your payment currency and the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and this volatility may continue in the future. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of your foreign currency securities in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your securities and, generally, in the U.S. dollar-equivalent market value of your securities.

Judgment on an action based on foreign currency securities commenced in a court of the United States, would likely be granted only in U.S. dollars and it is not clear whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date.

If an action based on foreign currency securities was commenced in a court of the United States, it is likely that the court would grant judgment relating to those securities only in U.S. dollars. It is not clear, however, whether, in granting this judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date the judgment is rendered, or some other date. Under current New York law, a state court in the State of New York that gives a judgment on a foreign currency security would be required to give the judgment in the specified currency in which the foreign currency security is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of foreign currency securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that the applicable trustee converts U.S. dollars to the specified currency for payment of the judgment.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement under the Securities Act of 1933 relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information rather than different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 30, 2001, filed with the SEC on February 22, 2002; and

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on May 10, 2002.

You may request a copy of these filings, at no cost, by writing, telephoning or e-mailing us at the following address:

    The New York Times Company
    229 West 43rd Street
    New York, NY 10036
    (212) 556-1234
     http://www.nytco.com

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

USE OF PROCEEDS

We currently intend to use the net proceeds received from any offering of these securities for general corporate purposes, which may include the reduction of indebtedness, possible acquisitions and any other purposes that we may describe in a prospectus supplement. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Years Ended					Quarter Ended
	December 30, 2001	December 31, 2000	December 26, 1999	December 27, 1998	December 28, 1997	March 31, 2002

Ratio of Earnings to Fixed Charges (Unaudited)	6.29	8.07	9.13	9.08	7.21	7.00

The Ratio of Earnings to Fixed Charges should be read in conjunction with our Form 10-Q for the quarter ended March 31, 2002 as well as our Form 10-K for the period ended December 30, 2001 incorporated by reference into this prospectus.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section, references to we, us, ours or our refer only to The New York Times Company and not to its consolidated subsidiaries. Also, in this section, references to holders mean those who own debt securities registered in their own names, on the books maintained by us or the trustee for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in our debt securities should read the section below entitled "Global Securities".

General

The debt securities offered by this prospectus will be our unsecured unsubordinated obligations and will rank equally with all of our other unsecured unsubordinated indebtedness. The debt securities will be issued under an indenture dated as of March 29, 1995 between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as supplemented by indenture supplements dated as of August 21, 1998 and July 26, 2002 and as further supplemented from time to time. A copy of the indenture and each supplement is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. You can obtain a copy of the indenture and any indenture supplements by following the directions outlined in "Where You Can Find More Information", or by contacting the indenture trustee, JPMorgan Chase Bank.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms which will be disclosed in an accompanying prospectus supplement for a particular series. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indenture provides that our unsecured unsubordinated debt securities may be issued in one or more series without limitation as to aggregate principal amount and with terms not inconsistent with the indenture, in each case as we authorize from time to time. (Section 301)

Types of Debt Securities

We may issue fixed rate, floating rate or indexed debt securities.

Fixed rate debt securities

Fixed rate debt securities will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Floating rate debt securities

A floating rate debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable supplement.

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Indexed debt securities

A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

  •
  securities of one or more issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

  •
  one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option.

If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Original issue discount debt securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Form, Exchange and Transfer of Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

  •
  in denominations of $1,000 and integral multiples of $1,000. (Section 302)

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed. (Section 305)

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities. (Section 305)

If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. See "Global Securities" below for additional information.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise or exchange will be described in the applicable prospectus supplement.

If the debt securities of any series are to be redeemed in part, we will not be required to issue, register the transfer of or exchange any debt security of that series during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of that mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of that security being particularly redeemed. (Section 305)

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities it represents. Each global security will be registered in the name of a depositary or its nominee, will be deposited with that depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters that may be provided for pursuant to the indenture.

No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for that global security or has ceased to be qualified to act as depositary as required by the indenture;

  •
  there shall have occurred and be continuing an event of default with respect to the debt securities represented by that global security; or

  •
  there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

All securities issued in exchange for a global security or any portion of global securities will be registered in the names that the depositary requests. (Sections 204 and 305)

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the securities represented by the global security for all purposes under the securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have the global security or any securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificates securities in exchange for their beneficial interest and will not be considered to be the owners or holders of the global security or any securities represented by the global security for any purpose under the securities or the indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee as the holder of the global securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions, referred to as participants, that have accounts with the depositary or its nominee participants and to persons that may hold beneficial interests through participants. In connection with the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by a participant, with respect to interests of persons held by that participant on their behalf. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time.

None of us, JPMorgan Chase Bank as trustee, or any agent of ours or of JPMorgan Chase Bank will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title of the series;

  •
  any limit on the total principal amount offered of the same series;

  •
  if applicable, the price at which we originally issue your debt security, expressed as a percentage of the principal amount and the original issue date;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

  •
  if other than in U.S. Dollars, the currency, currencies or currency unit in which payments will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency, currencies or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the debt securities may be redeemed at our option;

  •
  any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  the person to whom any interest on any debt security of the series is payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date;

  •
  the regular record date for any interest payable on any interest payment date;

  •
  the place or places where the principal of, premium, if any, and interest on the debt security will be payable;

  •
  any index or formula used to determine the amount of payments of principal, if any, and any premium and interest on the debt security;

  •
  if the debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt security;

  •
  if the principal amount of the debt security which will be payable at the maturity of the debt security will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt security;

  •
  the applicability of any provisions described under "—Defeasance and Covenant Defeasance";

  •
  the depositary for the debt security, if other than The Depository Trust Company, and any circumstances under which the holder may request securities non-global form;

  •
  the applicability of any provisions described under "—Default, Remedies and Waiver of Default";

  •
  any additional covenants applicable to the debt securities;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security; and

  •
  any other terms of the debt security, which could be different from those described in this prospectus.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security will be made to the person in whose name such debt security is registered at the close of business on the record date for that payment of interest. (Section 307)

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the principal corporate trust office of JPMorgan Chase Bank in New York City, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to the payment which appears in the security register. We may designate additional paying agents or rescind the designation of any paying agent at any time, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

All moneys paid by us to JPMorgan Chase Bank or any other paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us. The holder of the debt security thereafter may, as an unsecured creditor, look only to us for payment of the unclaimed funds, and all liability of JPMorgan Chase Bank or any other paying agent with respect to the unclaimed funds will cease upon payment of the unclaimed funds. (Section 1003)

Covenants

This subsection describes promises we make in the indenture for the benefit of the holders of our debt securities. Compliance with the covenants described in this prospectus generally may not be waived by us or by the trustee under our indenture unless, with respect to a series of our debt securities, the holders of at least a majority in principal amount of all outstanding debt securities of that series entitled to the benefit of these covenants consent to the waiver.

In this subsection, we use several specialized terms that are given special meanings in the debt securities. These terms are defined in "Special Terms Used in Covenants". You may find it useful to refer to that section in reading the covenants.

Limitations on Liens

The indenture provides that we may not, nor may we permit any significant subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a lien upon any principal property or on any shares of stock or indebtedness of any significant subsidiary, whether such property, shares of stock or indebtedness is owned at the date of the indenture or thereafter acquired, without providing that the debt securities of any series outstanding together with, if we so determine, any other debt of or guaranteed by us or the significant subsidiary that is not subordinated to the debt securities, subject to applicable priority of payment shall be secured equally and ratably with or, at our option, prior to such debt. This restriction will not apply to:

  •
  liens existing on the date of the indenture or, as to debt securities of any series, on the first date of issue of any debt security of that series;

  •
  liens on property, shares of stock or indebtedness of or guaranteed by any corporation or other entity existing at the time such corporation or other entity becomes a significant subsidiary, provided however, that the lien is not created, incurred or assumed in connection with, or in contemplation of that entity becoming a significant subsidiary and does not extend to any other principal property;

  •
  liens on property existing at the time of its acquisition, or liens on property which secure the payment of the purchase price of that property, or liens on property which secure indebtedness for money borrowed that is incurred or guaranteed for the purpose of financing the purchase price of that property or the construction of that property, including liens on existing property which secure debt financing for improvements to that existing property, which debt is incurred or guaranteed within one year after the acquisition or completion of such construction or commencement of full operation of that property;

  •
  liens securing indebtedness for money borrowed by a significant subsidiary that is owed to us or any of our wholly-owned subsidiaries;

  •
  liens on property of a corporation or other entity existing at the time that entity is merged into or consolidated with us or a significant subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other entity as an entirety or substantially as an entirety by us, provided that lien is not created, incurred or assumed in connection with, or in contemplation of, that merger, consolidation, purchase, lease or other acquisition and does not extend to any other principal property;

  •
  liens in favor of the United States or any individual state or any of their agencies, instrumentalities or political subdivisions in favor of any other country or any of its political subdivisions, to secure progress, advance or other payments pursuant to any contract with that entity or any statute of the United States or any individual state;

  •
  liens in favor of the trustee under the indenture; or

  •
  any extension, renewal or replacement, in whole or in part, of any lien referred to in the foregoing clauses, provided that such extension, renewal or replacement lien is limited to all or a part of the same property, and its improvements or, that secured the lien extended, renewed or replaced.

Notwithstanding the foregoing, we or one or more of our significant subsidiaries may, without securing the debt securities, issue, assume or guarantee secured indebtedness for money borrowed which would otherwise be subject to the foregoing restrictions, provided that after issuing, assuming or guaranteeing that indebtedness, the aggregate amount of such indebtedness then outstanding, not including secured debt permitted under the foregoing exceptions, at such time does not exceed 20% of our shareholders' equity as shown on our consolidated financial statements as of the end of the fiscal year next preceding the date of determination. (Section 1008)

Limitations on Sale and Leaseback Transactions

We will not, and will not permit any significant subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor, or to which any lender or investor is a party, providing for the leasing by us or a significant subsidiary for a period, including renewals, in excess of three years of any principal property that has been owned by us or a significant subsidiary for more than six months and that has been or is to be sold or transferred by us or a significant subsidiary to that lender or investor or to any person to whom funds have been or are to be advanced by that lender or investor on the security of that principal property unless either:

  •
  we or the significant subsidiary would be entitled to issue, assume or guarantee indebtedness for money borrowed secured by the property involved at least equal in amount to the amount of attributable debt in respect of such transaction without equally and ratably securing the debt securities of any outstanding series which are entitled to the benefits of this provision of the indenture, provided that the attributable debt will be deemed to be debt subject to the provisions of the "Limitations on Liens" covenant described above; or

  •
  an amount equal to such attributable debt is applied to the retirement of our indebtedness for money borrowed or of a significant subsidiary having a remaining maturity of one year or more and which is not subordinated to the debt securities of any outstanding series. (Section 1009)

Special Terms Used in Covenants

In the subsection above entitled "Covenants", we use several terms that have special meanings relevant to the promises we make in the debt securities. Those special meanings are set forth below.

"attributable debt" means as to any particular lease under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that person under that lease during the remaining primary term thereof or any renewal terms for which the lease may be extended at the option of the lessor, discounted from the respective due dates to that date at a rate per annum equal to the prevailing market interest rate, at the time the lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of that lease plus 3%. The net amount of rent required to be paid under that lease for that period will be the aggregate amount of rent payable by the lessee with respect to that period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount will also include the amount of any penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated. In the case of any lease under which the amount of rent is indeterminate (e.g., where rent is based on sales or profits), the net amount of rent required to be paid per year for the remaining term of the lease will be deemed to be the amount of rent paid during the fiscal year immediately proceeding the date as of which the amount is to be determined.

"consolidated net tangible assets" means the aggregate amount of assets less all current liabilities and all goodwill, trademarks, patents, unamortized debt discount and expense, organization or developmental expenses, and other like intangibles, all as set forth on our most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles.

"lien" means any mortgage, lien, pledge, charge, security interest or other similar encumbrance.

"principal property" means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing owned by us or a significant subsidiary, which would be reflected on our consolidated balance sheet prepared in accordance with generally accepted accounting principles and which on the date as of which the determination is being made exceeds five percent of the consolidated net tangible assets, but excluding all tangible property located outside the United States and excluding any property which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries, taken as a whole.

"significant subsidiary" means any subsidiary that in accordance with generally accepted accounting principles is consolidated with us in our consolidated financial statements and that generated seven percent or more of the revenues or held seven percent or more of the assets of us and our consolidated subsidiaries for or at the end of our most recently completed fiscal year for which we filed an Annual Report on Form 10-K or proxy statement containing audited financial results with the SEC.

"subsidiary" means any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our subsidiaries, or by us and one or more of our subsidiaries, or any other entity, other than a corporation, including a limited liability company, in which we, a subsidiary of ours or we and/or one or more other subsidiaries, has or have more than a 50% interest. (Section 101)

Mergers and Sales of Assets

The indenture provides that we will not merge or consolidate with or into another person or transfer or lease our assets substantially as an entirety to another person, and another person may not merge or consolidate with or into us or transfer or lease its assets substantially as an entirety to us unless:

  •
  either we are the continuing company, or the successor company, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture;

  •
  immediately after giving effect to the transaction, there would not be any default in the performance of any covenant or condition of the indenture; and

  •
  if, as a result of the transaction, property of ours would become subject to a lien, as defined above, that would not be permitted under the covenant "Limitation on Liens" described above, we would be required to secure the debt securities equally and ratably with the indebtedness secured by the lien. (Section 801)

Modification of the Indentures and Waiver of Covenants

There are different types of changes that we can make to the indenture and the debt securities of any series under that indenture.

Changes of the Indenture Requiring Each Holder's Approval

There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

  •
  change the stated maturity for any principal or interest payment on a debt security;

  •
  reduce the principal amount or the interest rate or the premium payable on any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  change the currency of any payment on a debt security;

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  change the place of payment on a debt security;

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  impair a holder's right to sue for payment of any amount due on its debt security;

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  reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

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  reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

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  change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security. (Section 902)

Changes of the Indenture Not Requiring Approval

Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. (Section 901)

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. (Section 901)

Changes of the Indenture Requiring Majority Approval

Any other change to the indenture and the debt securities issued under the indenture would require the following approval:

  •
  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.
  •
  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes of the Indenture Requiring Each Holder's Approval," unless that holder approves the waiver. Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver. (Section 1010)

Special Rules for Action by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation or cancelled;
  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption and have duly given notice of its redemption, if appropriate;
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  if we have fully defeased it as described below under "Defeasance and Discharge—Full Defeasance";
  •
  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or
  •
  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture. (Section 101)

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

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  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

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  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities. (Section 104)

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

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  We do not pay interest on any debt security of that series within 30 days after the due date;

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  We do not pay the principal or any premium of any debt security of that series on the due date;

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  We do not deposit a sinking fund payment with regard to any debt security of that series on the due date but only if the payment is required under the applicable prospectus supplement;

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  We remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a written notice of default stating that we are in reach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

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  We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

  •
  If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically due and payable, without any action by the trustee or any holder. (Section 502)

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series provided we have done the following:

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  We have paid or deposited with the trustee an amount sufficient to pay the following:

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  all overdue interest on all the securities of that series;

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  any principal or premium on the securities of that series that have become due (other than by the acceleration); and

  •
  any interest on the overdue principal or premium payments at the rate provided for that series; and

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  All events of default, other than the failure to pay accelerated principal or other amounts, have been cured or waived. (Section 502)

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  The holder of your debt security must give the trustee written notice of a continuing event of default;

  •
  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  The trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request. (Section 507)

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security. (Section 513)

We Will Give the Trustee information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default under the indenture. (Section 1004)

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under "Global Securities."

Defeasance and Discharge

The provisions for full defeasance and covenant defeasance described below apply to each debt security if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

  •
  No event of default under the indenture may have occurred and be continuing and no event of default described in the fifth bullet point under "Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

  •
  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

  •
  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

  •
  The requirement to secure the debt securities equally and ratably in the event that property of ours becomes subject to a lien as described in the third bullet under "Mergers and Sales of Assets";

  •
  The covenants described above entitled "Limitations on Liens" and "Limitations on Sales and Leasebacks;

  •
  Any additional covenants that your prospectus supplement states are applicable to your debt security; and

  •
  The events of default resulting from a breach of covenants, described in the fourth bullet point under "Default, Remedies and Waiver of Default—Events of Default."

If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Foreign Currency Debt Securities

Debt Securities of a series may be denominated in such foreign currencies or currency units as we may designate at the time of offering. Unless otherwise indicated in an applicable prospectus supplement, a foreign currency debt security will not be sold in, or to a resident of, the country of the specified currency in which such debt security is denominated. Prospective purchasers of foreign currency debt securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a foreign currency debt security or the receipt of payments of principal of and any premium and interest on a foreign currency debt security in a specified currency.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Concerning the Trustee under the Indenture

We have and may continue to have banking and other business relationships with JPMorgan Chase Bank, or any subsequent trustee, in the ordinary course of business.

PLAN OF DISTRIBUTION

We may sell our debt securities from time to time in their initial offering to one or more underwriters for public offering and sale by them or to investors directly or through agents or through a combination of any of these methods. We will name any underwriter or agent involved in the offer and sale of any offered securities in the applicable prospectus supplement.

The debt securities we distribute by any of these methods may be sold to the public in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions specified in any prospectus supplement. Underwriters may sell offered securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. These concessions and/or commissions may be changed from time to time. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions.

We will specify in the prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

We may agree or provide underwriters, dealers and agents indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm and the terms of its agreement, if any, with us and its compensation in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

If we indicate in a prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

  •
  the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

  •
  if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount thereof covered by contracts.

Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

All offered securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any offered securities.

Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP, New York, New York has rendered an opinion to us regarding the validity of the securities to be offered by the prospectus.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.